                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 11-K

(Mark One)

[X]   Annual Report pursuant to Section 15(d) of the Securities Exchange Act of
      1934

For the Fiscal year ended December 30, 1995


                                       OR


[_] Transition report pursuant to section (15(d) of the Securities Exchange Act of 1934

For the Transition period from _____________________ to ______________________


Commission file number 1-4957
                      -------



                          PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                           OF NALCO CHEMICAL COMPANY

                            NALCO CHEMICAL COMPANY
                               One Nalco Center
                        Naperville, Illinois 60563-1198

              (Issuer and address of principal executive offices)

                            NALCO CHEMICAL COMPANY
                          PROFIT SHARING, INVESTMENT
                             AND PAY DEFERRAL PLAN
                             ---------------------

                             FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------

                          DECEMBER 31, 1995 and 1994
                          --------------------------

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

                             FINANCIAL STATEMENTS
                                 AND SCHEDULES
                                 -------------


                                     INDEX
                                     -----

                                                             Page
                                                             ----
Report of Independent Accountants                              1

Statements of Net Assets Available for Plan Benefits           2

Statements of Changes in Net Assets Available for
 Plan Benefits                                                 3

Notes to Financial Statements                                 4-11

Supplementary Schedules:

Assets Held for Investment                                 Schedule I

Reportable Transactions                                   Schedule II

Note: All other schedules have been omitted because they are not applicable.

Price Waterhouse LLP                                 [LOGO OF PW APPEARS HERE]

                       Report of Independent Accountants
                       ---------------------------------



March 21, 1996

To the Employee Benefit Plan
 Administration Committee of
 Nalco Chemical Company


In our opinion, the accompanying statements of net assets available for plan benefits and the related statements of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan at December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in the supplementary schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


[SIGNATURE OF PRICE WATERHOUSE LLP]

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
             ----------------------------------------------------

                       AS OF DECEMBER 31, 1995 and 1994
                       --------------------------------


                                                      1995           1994
                                                      ----           ----
Investments, at fair value:

  Nalco Chemical Company common stock             $100,518,780   $124,075,759

  Mutual funds                                      60,607,197     42,640,935

  Group annuity contract deposits                   54,727,955     83,365,821

  Bank commingled investment funds                  12,549,164      6,153,424

  Collective short-term investment funds            22,810,487     12,147,013
                                                  ------------   ------------
                                                   251,213,583    268,382,952


Loans receivable from participants                   5,369,879      5,617,080

Due from Nalco Chemical Company Employee
  Stock Ownership Plan                                      --         57,754

Accrued income receivable                            1,949,817         54,104
                                                  ------------   ------------

Net assets available for plan benefits            $258,533,279   $274,111,890
                                                  ============   ============

                  The accompanying notes are an integral part

                         of these financial statements

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
        ---------------------------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1995 and 1994
                ----------------------------------------------


                                                              1995           1994
                                                              ----           ----
Sources of net assets:

  Contributions by employees                                11,807,207   $ 13,207,318

  Dividend income                                            5,909,331      4,266,586

  Interest Income                                            6,333,726      6,734,447

  Transfers from Nalco Chemical Company Employee
  Stock Ownership Plan                                         265,060        177,551

  Net realized/unrealized appreciation  of investments       2,867,189             --
                                                          ------------   ------------
Total sources of net assets                                 27,182,513     24,385,902


Applications of net assets:

  Net realized/unrealized depreciation
   of investments                                                   --    (15,661,843)

  Account expenses                                             (69,477)       (44,581)

  Withdrawals by participants                              (42,691,647)   (17,980,137)
                                                          ------------   ------------
Decrease in net assets available for
 plan benefits                                             (15,578,611)    (9,300,659)

Net assets available for plan benefits at
 beginning of period                                       274,111,890    283,412,549

Net assets available for plan benefits at
 end of period                                            $258,533,279   $274,111,890
                                                          ============   ============

                  The accompanying notes are an integral part

                         of these financial statements

                            NALCO CHEMICAL COMPANY
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1995 and 1994
                          --------------------------


NOTE 1 - DESCRIPTION OF THE PLAN:
- - --------------------------------

The Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan (the
Plan) is a voluntary contribution, individual account plan, which covers substantially all Nalco Chemical Company (the Company) employees. No service requirement exists before an employee is eligible to participate in the Plan. Pursuant to section 6 of the Plan document, profit sharing contributions are at the discretion of the Company. The Company has not contributed to the Plan since January 1, 1990. The Plan also accepts transfers of Company common stock and cash from the Employee Stock Ownership Plan for retirees.

Beginning in 1993, the Plan expanded to include seven investment alternatives: the Nalco Stock Fund, the U.S. Government Money Market Fund, the Stable Capital Fund, the Bond Index Fund, the Balanced Fund, the Growth and Income Fund, and the Equity Index Fund. In 1995, an international equity fund was added, the EuroPacific Fund. A participant who has attained the age of 50 can transfer once per calendar year a minimum of 10% of his balance from the Nalco Stock Fund to any of the other funds in the Plan. The maximum allowable transfer is determined by the Employee Benefit Plan Administration Committee (EBPAC). Participants electing to make tax-deferred contributions through cash or salary deductions have the option of investing these contributions in a combination of any of the funds. Participants can transfer assets acquired with their individual funds at their discretion.

A participant can also make contributions which are not tax-deferred through payroll deductions or a lump-sum investment. All participant contributions vest immediately, and participants are entitled to their entire account balance upon retirement, termination, disability, or death as a lump-sum payment (or in semi-annual stock installments for shares in the Nalco Stock Fund).

Effective June 1, 1993, participants are allowed to borrow from the Plan, provided the amount does not exceed the lesser of one-half the vested Plan balance of the participant, or $50,000. The length of the loan is decided by the employee, subject to certain governmental restrictions, and the interest charged is determined by EBPAC and communicated to the participants in writing.

At December 31, 1995, employees participating in the Plan had invested in the available funds as follows (some have investments in more than one fund):

                                           1995         1994
                                           ----         ----
Total employees participating             3,314        4,224

     Nalco Stock Fund                     2,805        3,255
     U.S. Government Money Market Fund      208          203
     Stable Capital Fund                  1,903        2,379
     Bond Index Fund                        306          305
     Balanced Fund                          801          725
     Growth and Income Fund               3,209        2,052
     Equity Index Fund                      962          656
     EuroPacific Fund                       423           --

The Company believes that the Plan will continue without interruption, but reserves the right to terminate the Plan at any time. In the event of termination of the Plan, the Nalco Chemical Company Profit Sharing, Investment and Pay Deferral Plan Trust (the Trust) will continue until all of the funds held by The Northern Trust Company (the Trustee) have been distributed to the participants or their beneficiaries. Such distribution will be made in accordance with the provisions of the Plan in effect on the date of its termination.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:
- - ----------------------------------------

Basis of Accounting
- - -------------------

The financial statements of the Plan are prepared on the accrual basis of accounting, except for benefit payments to former participants which are recorded when paid as noted below.

Withdrawals by Participants
- - ---------------------------

Withdrawals by participants includes benefit payments, transfers out of the plan, and net loan activity.

Valuation of Investments
- - ------------------------

All investments, except for group annuity contract deposits, are valued by the Trustee based on the closing market value on the last business day of the plan year. The group annuity contract deposits are stated at estimated fair value, which represents contributions made under the contracts at original cost plus interest at the contract rate. The insurance companies are contractually liable for the contract value provided the investment remains with the insurance company.

Amounts Due Participants:
- - -------------------------

In accordance with ERISA requirements for reporting by employee benefit plans, benefit payments to former participants are recorded when paid. Accordingly, at December 31, 1995 and December 31, 1994, the following amounts have been allocated to the individual accounts of former participants, but not recorded as liabilities on the Statements of Net Assets Available for Plan benefits or withdrawals by participants in the Statements of Changes in Net Assets Available for Plan Benefits:

                                             1995              1994
                                             ----              ----
     Nalco Stock Fund                     $ 8,208,607       $20,279,907

     U.S. Government Money Market Fund        122,832           254,612

     Stable Capital Fund                   32,572,418        43,170,030

     Bond Index Fund                        1,217,764           821,707

     Balanced Fund                          2,503,391         1,994,839

     Growth and Income Fund                10,183,784         7,062,957

     Equity Index Fund                      2,080,864           876,817

     EuroPacific Fund                         758,694                --
                                          -----------       -----------

                                          $57,648,354       $74,460,869
                                          ===========       ===========

The above accounting treatment results in a difference between these financial statements and the Form 5500 as these amounts have been recorded as liabilities as of December 31, 1995 and 1994, and have been included in the benefits paid for the respective years on the Form 5500.


NOTE 3 - PLAN AMENDMENTS:
- - -------------------------

In 1994, the Plan document was amended and restated to include the provisions required by certain tax regulations. These amendments did not affect the operations of the Plan as the Plan previously complied with such tax regulations.

NOTE 4 - INVESTMENTS:
- - ---------------------

The cost of investments and number of shares or units held at December 31, 1995 and 1994 were as follows:


                                                               1995                  1994
                                                   ---------------------------------------------------

                                                    Shares or                 Shares or
                                                      Units        Cost         Units         Cost
                                                   ---------------------------------------------------
Nalco Chemical Company common stock                  3,336,723  $ 45,355,634   3,703,754  $ 53,041,047

American Balanced Fund                                 601,822     7,809,304     525,784     6,677,936

American EuroPacific Fund                              139,496     3,073,456     ----          ----

Dreyfus Government Money Market Instruments          1,120,759     1,120,759   1,042,639     1,042,639

Fidelity Investments -

  Hartford Annuity Contract deposit                  2,443,354     2,443,354  10,612,748    10,612,748

  Life of Georgia Contract deposit                   5,610,737     5,610,737   5,277,280     5,277,280

  Pacific Mutual Contract deposit                    5,536,568     5,536,568  10,382,705    10,382,705

  Provident Contract deposit                         6,150,722     6,150,722  16,548,213    16,548,213

  Sun Life America Contract deposit                  5,519,295     5,519,295   5,280,757     5,280,757

  Allamerica Group Annuity Contract deposit          3,873,151     3,873,151     ----          ----

  Ohio National Group Annuity Contract deposit       5,229,712     5,229,712     ----          ----

  Protective Life Group Annuity Contract deposit     5,162,583     5,162,583     ----          ----

John Hancock Mutual Life Insurance Company
 Group Annuity Contract deposit                      5,160,833     5,160,833  20,923,971    20,923,971

Neuberger & Berman Guardian Fund                     2,073,127    40,241,819   1,935,759    35,320,110

State Mutual Life Assurance Company Group
 Annuity Contract deposit                              ----         ----      14,340,146    14,340,146

J. P. Morgan Group Annuity Contract deposit         10,041,000    10,041,000     ----          ----

Wells Fargo Equity Index Fund                          626,968     7,917,347     365,780     4,057,520

Wells Fargo Government/Corporate Bond
 Index Fund                                            212,773     2,278,191     189,710     1,954,767

The Northern Trust Company Collective Short-
 Term Investment Fund                               22,810,487    22,810,487  12,147,014    12,147,014
                                                                ------------              ------------
          Total                                                 $185,334,952              $197,606,853
                                                                ============              ============

Individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31, 1995 are as follows:

                                                   Shares or Units     Cost       Fair Value
                                                 ----------------------------------------------
Nalco Chemical Company common stock                   3,336,723     $43,355,634    $100,518,780

The Northern Trust Company Collective Short-
Term Investment Fund                                 22,810,487      22,810,487      22,810,487

Neuberger & Berman Commingled Guardian
Fund                                                  2,073,127      40,241,819      47,744,107

NOTE 5 - TRANSACTIONS WITH RELATED PARTY:
- - -----------------------------------------

Certain expenses pertaining to the operation of the Plan are paid by the Company and are not charged against the assets or income of the Plan. In addition, various administrative, legal, and accounting services are performed by Company personnel on behalf of the Plan. No charges are made to the Plan for these services.

NOTE 6 - INCOME TAX STATUS:
- - ---------------------------

The Internal Revenue Service issued a letter of determination dated July 17, 1995 stating the Plan is qualified under section 401(a) of the Internal Revenue Code (the Code) and is, therefore, exempt from federal income taxation under section 501(a) of the Code. Participants are not subject to federal income tax until amounts are distributed to them.

NOTE 7 - GROUP ANNUITY CONTRACTS:
- - ---------------------------------

The fair value of group annuity contract deposits at December 31, 1995 and 1994 was comprised of the following:

                                                                                                           December 31,
                                                                                                         1995         1994
                                                                                                         ----         ----
John Hancock Mutual Life Insurance Company contract deposit, GAC5588, due 6/1/95 (9.5% in 1994)      $   ----     $20,923,972

John Hancock Mutual Life Insurance Company contract deposit, GAC7892, due 12/1/97 (5.77% in 1995)      5,160,833     ----

Fidelity Management Trust Company:

   Hartford contract deposit, GA10156, due 12/21/98 (4.87% in 1995; 6.63% in 1994)                     2,443,354   10,612,748

   Life of Georgia contract deposit, FR101, open (6.15% in 1995; 6.65% in 1994)                        5,610,737    5,277,280

   Pacific contract deposit, G2608041, due 6/1/98 (6.65% in 1995 and 1994)                             5,536,568   10,382,705

   Provident contract deposits, #627-0569201A, due 6/1/97 (6.21% in 1995 and 1994);
     #627-05692-02A, due 6/1/98 (7.00% in 1995 and 1994)                                               6,150,722   16,548,213

   Sun Life America contract deposit, FA464, due 12/1/95 (4.45% in 1995 and 1994)                      5,519,295    5,280,757

   Allamerica contract deposit, GA91636A, due 11/30/96 (8.05% in 1995 and 1994)                        3,873,151   14,340,146

   Ohio National contract deposit, 5708, due 12/1/97 (6.75% in 1995)                                   5,229,712     ----

   Protective Life contract deposit, GA1191, due 6/1/97 (5.85% in 1995)                                5,162,583     ----

J. P. Morgan contract deposit, NALCO-01, due 6/1/2000 (6.08% in 1995)                                 10,041,000     ----
                                                                                                     -----------  -----------

                                                                                                     $54,727,955  $83,365,821
                                                                                                     ===========  ===========

Average yields for the preceding contracts are not calculated as the rates are guaranteed. No valuation reserve was established in 1995 or 1994 as the companies listed all maintain at least an A+ credit rating.

NOTE 8 - STATEMENTS OF NET ASSETS:
- - ----------------------------------

The statements of net assets available for plan benefits by fund as of December 31, 1995 and 1994, are as follows:


                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------
                            AS OF DECEMBER 31, 1995
                            -----------------------

                                                  U.S. Govt
                                Nalco Stock       Money Mkt       Stable Capital   Bond Index      Balanced
                                   Fund             Fund               Fund           Fund           Fund
                                   ----             ----               ----           ----           ----
Investments, at fair value:

  Nalco Chemical Company
    common stock                $100,495,795

  Mutual funds                                    $1,120,759                                       $8,515,778

  Group annuity contract
    deposits                                                      $54,727,955

  Bank commingled mutual
    funds                                                                          $2,549,022

  Collective short-term
    investment fund                  538,239                       22,199,352               1
                                ------------      ----------      -----------      ----------      ----------

                                 101,034,034      $1,120,759       76,927,307       2,549,023       8,515,778

Loans receivable from
  participants

Accrued income receivable              6,007           4,560           92,824
                                ------------      ----------      -----------      ----------      ----------

Net assets available for plan
  benefits                      $101,040,041      $1,125,319      $77,020,131      $2,549,023      $8,515,778
                                ============      ==========      ===========      ==========      ==========

                                 Growth &         Equity Index    EuroPacific                      Clearing
                                Income Fund           Fund           Fund          Loan Account    Account            Total
                                -----------           ----           ----          ------------    -------            -----
Investments, at fair value:

  Nalco Chemical Company
    common stock                                                                                   $22,985         $100,518,780

  Mutual funds                  $47,744,107                       $3,226,553                                         60,607,197

  Group annuity contract
    deposits                                                                                                         54,727,955

  Bank commingled mutual
    funds                                         $10,000,142                                                        12,549,164

  Collective short-term
    investment fund                                                      135                2       72,758           22,810,487
                                -----------       -----------     ----------       ----------      -------         ------------

                                 47,744,107        10,000,142      3,226,688                2       95,743          251,213,583

Loans receivable from
  participants                                                                     $5,369,879                         5,369,879

Accrued income receivable         1,844,016                                1                         2,409            1,949,817
                                -----------       -----------     ----------       ----------      -------         ------------

Net assets available for plan
  benefits                      $49,588,123       $10,000,142     $3,226,689       $5,369,881      $98,152         $258,533,279
                                ===========       ===========     ==========       ==========      =======         ============

                            NALCO CHEMICAL COMPANY
                            ----------------------
               PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
               ------------------------------------------------
          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
          -----------------------------------------------------------
                            AS OF DECEMBER 31, 1994
                            -----------------------

                                                  U.S. Govt
                                Nalco Stock       Money Mkt       Stable Capital   Bond Index      Balanced
                                   Fund             Fund               Fund           Fund           Fund
                                   ----             ----               ----           ----           ----
Investments, at fair value:

  Nalco Chemical Company
    common stock                $124,075,759

  Mutual funds                                    $1,042,639                                       $6,309,403

  Group annuity contract
    deposits                                                      $83,365,821

  Bank commingled mutual
    funds                                                                          $1,910,378

  Collective short-term
    investment fund                1,044,977                       10,342,920
                                ------------      ----------      -----------      ----------      ----------

                                 125,120,736       1,042,639       93,708,741       1,910,378       6,309,403

Loans receivable from
  participants

Due from Nalco Chemical
  Company Employee Stock
  Ownership Plan                      57,754

Accrued income receivable              8,280           4,069           40,309
                                ------------      ----------      -----------      ----------      ----------

Net assets available for plan
  benefits                      $125,186,770      $1,046,708      $93,749,050      $1,910,378      $6,309,403
                                ============      ==========      ===========      ==========      ==========

                                 Growth &         Equity Index                        Clearing
                                Income Fund           Fund            Loan Account    Account            Total
                                -----------           ----            ------------    -------            -----
Investments, at fair value:

  Nalco Chemical Company
    common stock                                                                                      $124,075,759

  Mutual funds                  $35,288,893                                                             42,640,935

  Group annuity contract
    deposits                                                                                            83,365,821

  Bank commingled mutual
    funds                                          $4,243,046                                            6,153,424

  Collective short-term
    investment fund                                                                   $759,116          12,147,013
                                -----------        ----------         ----------      --------        ------------

                                 35,288,893         4,243,046                          759,116         268,382,952

Loans receivable from
  participants                                                        $5,617,080                         5,617,080

Due from Nalco Chemical
  Company Employee Stock
  Ownership Plan                                                                                            57,754

Accrued income receivable                                                                1,446              54,104
                                -----------        ----------         ----------      --------        ------------

Net assets available for plan
  benefits                      $35,288,893        $4,243,046         $5,617,080      $760,562        $274,111,890
                                ===========        ==========         ==========      ========        ============

NOTE 9 - STATEMENTS OF CHANGES IN NET ASSETS:
- - ---------------------------------------------
The statements of changes in net assets available for benefits by fund for the year ended December 31, 1995 and 1994 are as follows:

                             NALCO CHEMICAL COMPANY
                             ----------------------
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
     ----------------------------------------------------------------------
                               DECEMBER 31, 1995
                               -----------------

                                                U.S. Govt
                                 Nalco Stock    Money Mkt  Stable Capital   Bond Index    Balanced     Growth &
                                    Fund          Fund          Fund           Fund         Fund      Income Fund
                                    ----          ----          ----           ----         ----      -----------
Sources of net assets:

 Contributions by employees   $    837,162    $  316,842   $  3,506,154   $  159,149     $  753,065   $ 4,730,669

 Dividend income                 3,408,420                                                  299,279     2,137,624

 Interest income                    66,061        61,669      5,776,349

 Transfers from Nalco
  Chemical Company
 Employee Stock Ownership
 Plan                              265,060

 Net transfers authorized by
   participants                 (3,511,076)      (93,073)   (10,976,567)     174,565         47,412       907,330

 Net realized/unrealized
 appreciation (depreciation)
 of investments                (10,351,426)                                  360,554      1,400,454     9,091,198
                              ------------    ----------   ------------   ----------     ----------   -----------

   Total sources of net
    assets                      (9,285,799)      285,438     (1,694,064)     694,268      2,500,210    16,866,821

Applications of net assets:

 Account expenses                                                (3,180)

 Withdrawals by
  participants                 (14,860,930)     (206,827)   (15,031,673)     (55,623)      (293,835)   (2,567,591)
                              ------------    ----------   ------------   ----------     ----------   -----------

 Increase (decrease) in
  net assets available
  for plan benefits            (24,146,729)       78,611    (16,728,917)     638,645      2,206,375    14,299,230

 Net assets available for
  plan benefits at
  beginning of period          125,186,770     1,046,708     93,749,048    1,910,378      6,309,403    35,288,893
                              ------------    ----------   ------------   ----------     ----------   -----------

 Net assets available for
  plan benefits at end of
  period                      $101,040,041    $1,125,319   $ 77,020,131   $2,549,023     $8,515,778   $49,588,123
                              ============    ==========   ============   ==========     ==========   ===========


                                 Equity Index    EuroPacific                   Clearing
                                     Fund           Fund      Loan Account     Account        Total
                                     ----           ----      ------------     -------        -----
Sources of net assets:

 Contributions by employees      $   984,267    $  516,223                  $     3,676   $ 11,807,207

 Dividend income                                    64,008                                   5,909,331

 Interest income                                       137     $  415,553        13,957      6,333,726

 Transfers from Nalco
  Chemical Company
 Employee Stock Ownership
 Plan                                                                                          265,060

 Net transfers authorized
   by participants                 3,038,757                     (198,667)    8,013,690              0

Net realized/unrealized
 appreciation (depreciation)
 of investments                    2,100,958       265,451                                   2,867,189
                                 -----------    -----------    ----------   -----------   ------------

   Total sources of net
    assets                         6,123,982     3,443,448        216,886     8,031,323     27,182,513

Applications of net assets:

 Account expenses                                                               (66,297)       (69,477)

 Withdrawals by
  participants                      (366,886)     (216,759)      (464,085)   (8,627,438)   (42,691,647)
                                 -----------    -----------    ----------   -----------   ------------
 Increase (decrease) in
  net assets available
  for plan benefits                5,757,096      3,226,689      (247,199)     (662,412)   (15,578,611)

 Net assets available for
  plan benefits at
  beginning of period              4,243,046                    5,617,080       760,564    274,111,890
                                 -----------    -----------    ----------   -----------   ------------

 Net assets available for
  plan benefits at end of
  period                         $10,000,142    $3,226,689     $5,369,881   $    98,152   $258,533,279
                                 ===========    ==========     ==========   ===========   ============

                             NALCO CHEMICAL COMPANY
                             ----------------------
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY FUND
     ----------------------------------------------------------------------
                               DECEMBER 31, 1994
                               -----------------

                                                               U.S. Govt       Stable
                                               Nalco Stock     Money Mkt       Capital      Bond Index     Balanced      Growth &
                                                   Fund           Fund          Fund           Fund          Fund       Income Fund
                                               ------------    ----------    -----------    ----------    ----------    -----------
Sources of net assets:
 Contributions by employees                    $  1,117,236    $  153,225    $ 4,864,554    $  255,495    $  885,729    $ 5,037,766
 Dividend income                                  3,506,287                                                  302,764        457,535
 Interest income                                     70,442        35,912      6,286,877
 Transfers from Nalco Chemical Company
 Employee Stock Ownership Plan                      177,551
 Net transfers authorized by participants        (2,618,386)        8,425        514,792      (638,352)     (556,819)     5,288,834
                                               ------------    ----------    -----------    ----------    ----------    -----------
  Total sources of net assets                     2,253,130       197,562     11,666,223      (382,857)      631,674     10,784,135
Applications of net assets:
Net realized/unrealized appreciation
 (depreciation) of investments                  (14,921,941)                                   (83,590)     (294,081)      (394,023)
Account expenses
Withdrawals by participants                      (5,139,717)      (71,567)   (12,877,025)     (150,303)     (692,885)    (2,621,381)
                                               ------------    ----------    -----------    ----------    ----------    -----------
Increase (decrease) in net assets
 available for plan benefits                    (17,808,528)      125,995     (1,210,802)     (616,750)     (355,292)     7,768,731
Net assets available for plan benefits
 at beginning of period                         142,995,298       920,713     94,959,850     2,527,128     6,664,695     27,520,162
                                               ------------    ----------    -----------    ----------    ----------    -----------
Net assets available for plan benefits
 at end of period                              $125,186,770    $1,046,708    $93,749,048    $1,910,378    $6,309,403    $35,288,893
                                               ============    ==========    ===========    ==========    ==========    ===========

                                              Equity Index     Loan        Clearing
                                                  Fund        Account      Account        Total
                                              ------------   ----------    --------    ------------
Sources of net assets:
 Contributions by employees                    $  893,314                              $ 13,207,319
 Dividend income                                                                          4,266,586
 Interest income                                             $  331,955    $  9,260       6,734,446
 Transfers from Nalco Chemical Company
 Employee Stock Ownership Plan                                                              177,551
 Net transfers authorized by participants         139,996    (2,141,040)      2,550
                                               ----------    ----------    --------    ------------
  Total sources of net assets                   1,033,310    (1,809,085)     11,810      24,385,902
Applications of net assets:
Net realized/unrealized appreciation
 (depreciation) of investments                     31,792                               (15,661,843)
Account expenses                                                            (44,581)        (44,581)
Withdrawals by participants                      (322,810)    3,394,375     501,176     (17,980,137)
                                               ----------    ----------    --------    ------------
Increase (decrease) in net assets
 available for plan benefits                      742,292     1,585,290     468,405      (9,300,659)
Net assets available for plan benefits
 at beginning of period                         3,500,754     4,031,790     292,159     283,412,549
                                               ----------    ----------    --------    ------------
Net assets available for plan benefits
 at end of period                              $4,243,046    $5,617,080    $760,564    $274,111,890
                                               ==========    ==========    ========    ============

                                                                      SCHEDULE I
                                                                      ----------
                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
                           ASSETS HELD FOR INVESTMENT
                           --------------------------
                            AS OF DECEMBER 31, 1995
                            -----------------------


Identity of Issuer                    Description of Investment                             Cost       Fair Value
- - ------------------                    -------------------------                         ------------  ------------
Nalco Chemical Company                3,336,723 shares of common stock                  $ 45,355,634  $100,518,780

John Hancock Mutual Life Insurance    Group annuity contract deposit,                      5,160,833     5,160,833
Company                                 GAC7892, 5.77%, due 12/1/97

Fidelity Management Trust Company:

  Hartford                            Group annuity contract deposit,
                                        GA10156, 4.87%, due 12/21/98                       2,443,354     2,443,354

  Life of Georgia                     Group annuity contract deposit,
                                        FR101, 6.15%, open                                 5,610,737     5,610,737

  Pacific                             Group annuity contract deposit,
                                        G2608401, 6.65%, due 6/1/98                        5,536,568     5,536,568

  Provident                           Group annuity contract deposits,
                                        #627-05692-01A, 6.21%, due 6/1/97
                                        #627-05692-02A, 7.00%, due 6/1/98                  6,150,722     6,150,722

  Sun Life America                    Group annuity contract deposit,
                                        FA464, 4.45%, due 12/1/95                          5,519,295     5,519,295

  Allamerica                          Group annuity contract deposit,
                                        GA91636A, 8.05%, due 11/30/96                      3,873,151     3,873,151

  Ohio National                       Group annuity contract deposit,
                                        5708, 6.75%, due 12/1/97                           5,229,712     5,229,712

  Protective Life                     Group annuity contract deposit,
                                        GA1191, 5.85%, due 6/1/97                          5,162,583     5,162,583

American                              American EuroPacific Growth Fund - 139,496
                                        shares                                             3,073,456     3,226,553

                                      American Balanced Fund - 601,822
                                        shares                                             7,809,304     8,515,778

Dreyfus                               U.S. Government Money Market Fund                    1,120,759     1,120,759

Neuberger & Berman                    Guardian Fund - 2,073,127 shares                    40,241,819    47,744,107

J.P. Morgan                           Group annuity contract deposit,
                                        NALCO-01, 6.08%, due 6/1/2000                     10,041,000    10,041,000

Wells Fargo                           Wells Fargo Equity Index Fund -
                                        626,968 shares                                     7,917,347    10,000,142
                                      Wells Fargo Bond Index Fund -
                                        212,773 shares                                     2,278,191     2,549,022

The Northern Trust Company            Collective short-term investment fund               22,810,487    22,810,487

*Participant loans                    Particpant loans, average interest rate of 8.36%     5,369,879     5,369,879
                                                                                        ------------  ------------
*  Party-in-interest to the Plan.                                                       $190,704,831  $256,583,462
                                                                                        ============  ============

                                                                     SCHEDULE II
                                                                     -----------

                             NALCO CHEMICAL COMPANY
                             ----------------------
                PROFIT SHARING, INVESTMENT AND PAY DEFERRAL PLAN
                ------------------------------------------------
                            REPORTABLE TRANSACTIONS
                            -----------------------
               FOR THE YEAR ENDED DECEMBER 31, 1995   SCHEDULE II
               -------------------------------------  -----------

                                                                                  Expenses                    Value of
                                                                                  Incurred                    Asset on
Identity of                                            Purchase       Selling       With        Cost of     Transaction    Net Gain
Party Involved        Description of Asset               Price         Price     Transaction     Asset          Date        (Loss)
- - --------------        --------------------            ------------  -----------  -----------  ------------  ------------  ----------
Category (iii) - A series of security transactions in excess of 5% of the current value of plan assets:
- - -------------------------------------------------------------------------------------------------------
Neuberger & Berman    Neuberger & Berman Guardian
 Management            Equity Fund:
                        153 purchases                 $ 14,827,808                            $ 14,827,808  $ 14,827,808
                        100 sales                                   $11,510,748               $  9,946,971  $ 11,510,748  $1,563,777

The Northern Trust    Collective Short-Term
 Company               Investment Fund:
                        311 purchases                 $100,276,206                            $100,276,206  $100,276,206
                        442 sales                                   $89,612,724               $ 89,612,724  $ 89,612,724

John Hancock Life     Group Annuity Contracts
 Insurance Company      6 purchases                   $    808,233                            $    808,233  $    808,233
                        2 sales                                     $21,732,205               $ 21,732,205  $ 21,732,205

There were no reportable category (i), (ii), or (iv) transactions for the year ended December 31, 1995.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    PROFIT SHARING, PAY DEFERRAL
                                                          AND INVESTMENT PLAN OF
                                                          NALCO CHEMICAL COMPANY

                                                BY      /s/ W.E. Buchholz
                                                  ------------------------------
                                                   Member, Employee Benefit Plan
                                                        Administration Committee

Dated:  March 29, 1996
        --------------